EXHIBIT 99.1

For Immediate Release

September 15, 2016

For Further Information Contact:

John F Stapleton | 480-440-1449

El Capitan Precious Metals Announces

Agreement for Sale of 600,000 Metric Tons of Head Ore

Scottsdale, Arizona – El Capitan Precious Metals, Inc., (OTC/QB: ECPN) announced today that it has reached an agreement in principle on the terms and conditions for the sale of 600,000 metric tons of head ore. This agreement is an annual agreement with options to renew for five additional years. Finalization and publication of this agreement are subject to certain conditions, the most significant of which is that El Capitan successfully repeats the recovery demonstration of the precious metals, consistent with results of the recently completed demonstration.

The agreement also provides that title to the ore will transfer to the buyer at the mine site once it is loaded into the transport vehicles provided by the buyer. Prepayment will be provided for all ore transfers. The required demonstrations are currently being scheduled for this month, thereby satisfying all the conditions that are required of El Capitan. Details of the agreement will be disclosed when all requirements are met.

In support of the demand for El Capitan ore, the Company has recently completed the filing of claims on an additional 2,000 acres proximate to the current mining operation site. According to John F. Stapleton, Chairman and CEO, these new claims had been identified previously by Clyde Smith, Ph.D., geologist and El Capitan Director, as valuable to the Company’s strategic mining plan.

The Company’s 2016 Shareholders’ Meeting is slated for September 28, 2016 at The Inn of the Mountain Gods in Ruidoso, New Mexico.

About El Capitan Precious Metals, Inc.:

El Capitan Precious Metals, Inc. is a mining company based in Scottsdale, Arizona that is principally engaged in the mining of precious metals and other minerals. The Company’s primary asset is its wholly owned subsidiary El Capitan, Ltd., an Arizona corporation, which holds the 100% equity interest in the El Capitan property located near Capitan, New Mexico. www.elcapitanpmi.com

Forward-Looking Safe Harbor Statement:

The statements included in this press release concerning predictions of economic performance and management’s plans and objectives constitute forward- looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the expected completion, timing and results of metallurgical testing, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, pre-feasibility and feasibility studies and expectations with respect to the engaging in strategic transactions. All of such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Specifically, there can be no assurance regarding the timing and terms of any transaction involving the Company or its El Capitan property, or that such a transaction will be completed at all. In addition, there can be no assurance that periodic updates to the Company’s geological technical reports will support the Company’s prior claims regarding the metallurgical value and make-up of the ore on the New Mexico property. Additional risks and uncertainties affecting the Company include, but are not limited to, the possibility that future exploration, development, testing or mining results will not be consistent with past results and/or the Company’s expectations; discrepancies between different types of testing methods, some or all of which may not be industry standard; the ability to mine precious and other minerals on a cost effective basis; the Company’s ability to successfully complete contracts for the sale of its products; fluctuations in world market prices for the Company’s products; the Company’s ability to obtain and maintain regulatory approvals; the Company’s ability to obtain financing for continued operations and/or the commencement of mining activities on satisfactory terms; the Company’s ability to enter into and meet all the conditions to consummate contracts to sell its mining properties that it chooses to list for sale; and other risks and uncertainties described in the Company’s filings from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.